    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 1996
                                                       REGISTRATION NO. 33-64695
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              --------------------
                                POST-EFFECTIVE
                               AMENDMENT NO. 1

                                      TO

                                   FORM  S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                              --------------------

                              THOMAS NELSON, INC.
             (Exact Name of Registrant as Specified in its Charter)
         TENNESSEE                                               62-0679364
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                         NELSON PLACE AT ELM HILL PIKE
                        NASHVILLE, TENNESSEE 37214-1000
                                 (615) 889-9000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                              --------------------

                                 JOE L. POWERS
                     EXECUTIVE VICE PRESIDENT AND SECRETARY
                              THOMAS NELSON, INC.
                         NELSON PLACE AT ELM HILL PIKE
                        NASHVILLE, TENNESSEE  37214-1000
                                 (615) 889-9000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                              --------------------

                                    COPY TO:

                           JAMES H. CHEEK, III, ESQ.
                               BASS, BERRY & SIMS
                             FIRST AMERICAN CENTER
                          NASHVILLE, TENNESSEE  37238

                              --------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
December 11, 1995 (the date this Registration Statement became effective).

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c), under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                      POST-EFFECTIVE AMENDMENT NO. 1 TO
            REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 33-64695)


                             THOMAS NELSON, INC.

                     Report of Results and Deregistration

        This Registration Statement on Form S-3 (Registration No. 33-64695) (the "Registration Statement") registered 144,436 shares of Common Stock, par value $1.00 per share (the "Shares"), of Thomas Nelson, Inc. (the "Company"). The Shares were sold in brokerage transactions at prevailing market prices in privately negotiated transactions for the account of certain of the selling shareholders. The Company agreed to maintain the effectiveness of the Registration Statement for a period of 90 days, which expired on March 10, 1996.

        A total of 18,888 Shares were sold pursuant to the Registration Statement. Accordingly, pursuant to Rule 478(a) promulgated under the Securities Act of 1933, as amended, and undertaking (3) contained in Part II of this Registration Statement, the Company hereby deregisters the 125,548 Shares registered under the Registration Statement which were not sold in the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 11th day of March, 1996.

                                        THOMAS NELSON, INC.


                                        By: /s/  Joe L. Powers
                                           -------------------------------------
                                         Joe L. Powers
                                         Executive Vice President and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                                Date
              ---------                                   -----                                ----
                 *                    Chairman of the Board of Directors,   Chief        March 11, 1996
 -----------------------------------  Executive Officer and President
              Sam Moore               (Principal Executive Officer)



                 *                    Executive Vice President and Director              March 11, 1996
 -----------------------------------
           S. Joseph Moore



                 *                    Executive Vice President and Secretary             March 11, 1996
 -----------------------------------  (Principal Financial and Accounting Officer)
            Joe L. Powers



                 *                    Director                                           March 11, 1996
 -----------------------------------
           Joe M. Rodgers





                 *                    Director                                           March 11, 1996
 -----------------------------------
       Brownlee O. Currey, Jr.





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

              Signature                                Title                                   Date
              ---------                                -----                                   ----
                *                                     Director                           March 11, 1996
 -----------------------------------
       W. Lipscomb Davis, Jr.



                *                                     Director                           March 11, 1996
 -----------------------------------
        Robert J. Niebel, Sr.



                *                                     Director                           March 11, 1996
 -----------------------------------
          Millard V. Oakley



                *                                     Director                           March 11, 1996
 -----------------------------------
           Andrew J. Young



                *                                     Director                           March 11, 1996
 -----------------------------------
           Cal Turner, Jr.




By:  /s/   Joe L. Powers
    -------------------------------
          Joe L. Powers
         Attorney-in-Fact









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